Exhibit 10.3

AMENDMENT NO. 2
TO THE
SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
2023 EQUITY INCENTIVE PLAN
WHEREAS, Science Applications International Corporation (the “Company”) maintains the 2023 Equity Incentive Plan (the “Plan”), which was approved by the Company’s stockholders in 2023.
WHEREAS, the Human Resources and Compensation Committee (the “Committee”) has reviewed the projected needs of the Company’s compensation program, including anticipated equity usage, competitive practices, dilution levels, and the Company’s strategic and compensation objectives.
WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to amend the Plan to increase the number of shares authorized for awards granted under the Plan by up to an additional 1,194,000 shares.
RESOLVED, that the Committee hereby approves, and recommends to the Board of Directors that it approve and recommend to the stockholders for approval at the Company’s 2026 Annual Meeting of Stockholders, an amendment to the Plan to increase the number of shares authorized for awards granted under the Plan by up to an additional 1,194,000 shares.
Approved by the Human Resources and Compensation Committee on March 24, 2026.